EXHIBIT 99.1

For Immediate Release

Caliper Enters Agreement to Divest Non-Core Pharmaceutical Development & Quality Analysis Product Line

- Sale Reinforces Strategic Focus and Enhances Cash Position -

HOPKINTON, Mass., October 29, 2008 — Caliper Life Sciences, Inc. (NASDAQ: CALP), a leading provider of tools and services for drug discovery and life sciences research, today announced that it has reached an agreement to sell its Pharmaceutical Development & Quality Analysis (PDQ) product line to SOTAX Corporation in a transaction valued at approximately $15.8 million. The PDQ product line consists of products used for drug content uniformity and dissolution rate testing and related services. The sale is expected to close in November 2008.

“Divesting the PDQ product line is an important milestone in our strategy to focus on core technologies in imaging, microfluidics and sample preparation and to strengthen our balance sheet by rationalizing non-strategic product segments,” said Kevin Hrusovsky, President and CEO of Caliper. “A sharper strategic focus can facilitate an increased top line growth rate and potential for achieving further operating efficiencies, accelerating our timeline to profitability.”

Under the terms of the agreement, SOTAX, a leader in technologies used for tablet testing, will make a cash payment of approximately $13.8 million and assume liabilities for an estimated $2 million. Furthermore, Caliper and SOTAX have expressed their intent to enter into a long-term lease agreement under which Caliper will sublease approximately 10,000 square feet of manufacturing and office space to SOTAX on a market-rate basis, thereby reducing Caliper’s ongoing facility costs.  Certain Caliper employees currently involved with the PDQ business will be offered positions with SOTAX.

“This acquisition represents an opportunity for SOTAX to expand its worldwide presence, especially in the United States and the United Kingdom, and is an important step in achieving our strategic growth objectives,” said Rolf Benz, President and CEO of SOTAX Holding A.G. the privately-owned parent company of SOTAX Corporation.  “Caliper built excellent customer relationships in this market segment and is working closely with us to ensure that the PDQ customers continue to receive the same exceptional level of customer support and service throughout the transition and beyond.”

Caliper’s PDQ product line is comprised of TPW3™ – Tablet Processing Workstation, APW3™ – Active Ingredient Processing Workstation, MultiDose® G3 – Dissolution Workstation, and other related products.

About Caliper Life Sciences

Caliper Life Sciences is a premier provider of cutting-edge technologies enabling researchers in the life sciences industry to create life-saving and enhancing medicines and diagnostic tests more quickly and efficiently. Caliper is aggressively innovating new technology to bridge the gap between in vitro assays and in vivo results and then translating those results into cures for human disease. Caliper’s portfolio of offerings includes state-of-the-art microfluidics, lab automation & liquid handling, optical imaging technologies, and discovery & development outsourcing solutions. For more information please visit http://www.caliperLS.com.

The statement in this press release regarding future events, including Caliper’s belief that the divestiture of the PDQ product line can facilitate an increased top line growth rate and potential for achieving further operating efficiencies, thus accelerating its timeline to profitability is a “forward-looking statement” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. This statement is subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements as a result of a number of factors, including the possibility that for unforeseen reasons the divestiture of the PDQ product line might not be completed as contemplated. Further information on risks faced by Caliper are detailed under the caption “Risks Related To Our Business” in Caliper’s Annual Report on Form 10-K for the year ended December 31, 2007. Our filings are available on a web site maintained by the Securities and Exchange Commission at http://www.sec.gov. Caliper does not undertake any obligation to update forward-looking or other statements in this release.

Caliper, TPW3, APW3 and MultiDose are trademarks of Caliper Life Sciences, Inc.

Investor Contact:

Peter F. McAree

Caliper Life Sciences

508.497.2215

Media Contact:

Stacey Holifield/Tim Pitta

Schwartz Communications

781.684.0770

caliper@schwartz-pr.com

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